Exhibit 99.1

SONUS NETWORKS REPORTS 2011 FOURTH QUARTER AND FULL YEAR RESULTS

Reports Strong Session Border Controller Growth in 2011

Westford, MA, February 21, 2012 — Sonus Networks, Inc. (Nasdaq: SONS), a market leader in next-generation IP-based network solutions, today announced results for the quarter and year ended December 31, 2011 and provided its outlook for the quarter ending Friday, March 30, 2012 and the year ending December 31, 2012.

Fourth Quarter 2011 Highlights

•                  Total revenue was $74.3 million

•                  SBC total revenue, including maintenance and services, was $22.5 million, compared to $13.9 million in the third quarter of fiscal 2011 and $12.2 million in the fourth quarter of fiscal 2010

•                  SBC product revenue was $17.5 million, compared to $10.4 million in the third quarter of fiscal 2011 and $8.7 million in the fourth quarter of fiscal 2010

•                  Sonus added 12 new customers in the quarter, 11 of whom purchased SBC products and services

Full Year 2011 Highlights

•                  Total revenue was $259.7 million

•                  SBC total revenue, including maintenance and services, grew 46%, to $52.0 million, up from $35.6 million in fiscal 2010

•                  SBC product revenue grew 56%, to $37.9 million, up from $24.3 million in fiscal 2010

“We have made significant progress over the past year repositioning Sonus for growth,” said Ray Dolan, President and Chief Executive Officer.  “We will remain focused on high growth areas of opportunity such as the Session Border Controller market and I believe we are well positioned to again outpace SBC industry growth expectations in 2012.”

Revenue for the fourth quarter of fiscal 2011 was $74.3 million, compared to $66.4 million in the third quarter of fiscal 2011 and $83.0 million in the fourth quarter of fiscal 2010.  GAAP net income for the fourth quarter of fiscal 2011 was $3.7 million, or $0.01 per diluted share, compared to net income of $1.9 million, or $0.01 per diluted share, in the third quarter of fiscal 2011 and net income of $11.4 million, or $0.04 per diluted share, in the fourth quarter of fiscal 2010.  Non-GAAP net income for the fourth quarter of fiscal 2011 was $5.4 million, or $0.02 per diluted share, compared to non-GAAP net income of $4.1 million, or $0.01 per diluted share, for the third quarter of fiscal 2011 and non-GAAP net income of $15.0 million, or $0.05 per diluted share, for the fourth quarter of fiscal 2010.

Revenue for fiscal 2011 was $259.7 million, compared to $249.3 million in fiscal 2010.  GAAP net loss in fiscal 2011 was $12.7 million, or $0.05 per share, compared to a net loss of $10.7 million, or $0.04 per share, in fiscal 2010.  Non-GAAP net loss in 2011 was $4.4 million, or $0.02 per share, compared to non-GAAP net income of $6.8 million, or $0.02 per diluted share, in fiscal 2010.

2012 First Quarter and Fiscal 2012 Outlook

The Company’s outlook is based on current indications for its business, which may change during the current quarter.  A reconciliation of the GAAP to non-GAAP outlook and a statement on the use of non-GAAP financial measures are included at the end of this press release.

For the first quarter of 2012, management provides the following outlook on a non-GAAP basis:

•                  Total revenue of $57 million to $59 million

•                  SBC total revenue, including maintenance and services, of $10 million to $11 million

•                  SBC product revenue of $7 million to $8 million

•                  Gross margins between 62% and 63%

•                  Operating expenses of $43 million to $44 million

•                  Loss per share between $0.02 and $0.03

•                  Cash and investments of approximately $375 million

•                  Basic and diluted shares of 280 million

Management provides the following outlook on a non-GAAP basis for the year ending December 31, 2012:

•                  Total revenue of $270 million to $280 million

•                  Full year overall revenue growth includes expected media gateway product revenue decline of approximately 10%, offset by strong SBC growth

•                  Total SBC revenue, including maintenance and services, between $75 million and $80 million, up 44% to 54%

•                  SBC product revenue between $60 million and $65 million, up 58% to 72%

•                  Gross margins between 59% and 61%

•                  Operating expenses between $165 million and $170 million

•                  Loss per share of $0.01 to $0.02

•                  Basic and diluted shares of 282 million

“Our outlook reflects seasonality typical for the first quarter as well as conservative spending expectations from our carrier customers in the first half of the year,” said Moe Castonguay, Senior Vice President and Chief Financial Officer. “We are providing a quarterly outlook, and will continue to do so over the course of the year in an effort to provide greater transparency into our business.”

Earnings Conference Call Details:

Sonus Networks will host a conference call to discuss its fourth quarter and full year 2011 financial results, business outlook and outlook for 2012 financial performance today at 4:45 p.m. ET.

To listen live via telephone:

Dial-in number: 800-954-0654

International Callers: +1 212- 231-2900

To listen via internet:

Sonus Networks will host a live audio webcast of the conference call.  To access the webcast, visit www.sonusnet.com, About Us, Investor Relations.

Replay information

A telephone playback of the conference call will be available shortly after the conclusion of the live event and can be accessed by calling 800-633-8284, or for international callers, +1 402-977-9140.  The reservation number for the replay is 21573853 and will be available until March 6, 2012.

Non-GAAP Financial Measures

Sonus Networks presents its financial statements in accordance with accounting principles generally accepted in the United States (“GAAP”).  Many of our investors have requested that we disclose non-GAAP information because it is useful in understanding our ongoing performance and comparing it to our historical results, as our non-GAAP financial measures exclude certain non-cash and one-time charges or benefits.  Likewise, we use non-GAAP measures that exclude certain expenses, such as stock-based compensation expense, amortization of intangible assets and restructuring charges, in analyzing and assessing the overall performance of our business, making operating decisions, planning and forecasting future periods, and determining payments under compensation programs.  We exclude stock-based compensation expense and amortization of intangible assets because these charges are non-cash in nature.  We exclude restructuring charges because they are one-time events.  No adjustment to income taxes for non-GAAP items was required, as we were unable to recognize a tax benefit on domestic losses incurred in any of the periods presented.  We believe that non-GAAP financial measures, including gross profit, gross margin, operating expenses, net income (loss) and earnings (loss) per share, are useful when evaluating our ongoing operations and comparing them to our historical results, including our liquidity.

Whenever we use a non-GAAP financial measure, we provide a reconciliation of the non-GAAP financial measure to the most closely applicable GAAP financial measure.  Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

Our non-GAAP financial measures are not presented in accordance with, nor are they intended to be a substitute for, GAAP financial measures.  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  Our non-GAAP financial measures should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.  Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as analytical tools.  In particular, many of the adjustments to our GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in our financial results for the foreseeable future.

###

About Sonus Networks

Sonus Networks, Inc. is a leader in IP networking with proven expertise in delivering secure, reliable and scalable next generation infrastructure and subscriber solutions.  With customers in over 50 countries across the globe and over a decade of experience in transforming networks to IP, Sonus has enabled service providers and enterprises to capture and retain users and generate significant ROI.  Sonus products include media and signaling gateways, policy & routing servers, session border controllers and subscriber feature servers.  Sonus products are supported by a global services team with experience in design, deployment and maintenance of some of the world’s largest and most complex IP networks. For more information, visit http://www.sonusnet.com and the Sonus in Session blog.

Cautionary Note Regarding Forward-Looking Statements

This release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 regarding future events that involve risks and uncertainties.  All statements other than statements of historical facts contained in this release, including statements regarding our future results of operations and financial position, performance, customer growth, business strategy, plans and objectives of management for future operations are forward-looking statements.  Without limiting the foregoing, the words “anticipates,” “believes”, “estimates”, “expects”, “intends”, “plans”, “believes”, “outlook,” and other similar language, whether in the negative or affirmative, are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict.

Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including, but not limited to, the timing of our recognition of revenues; our ability to recruit and retain key personnel; difficulties supporting our new strategic focus on channel sales; difficulties expanding our customer base; difficulties leveraging market opportunities; difficulties providing solutions that meet the needs of customers; market acceptance of our products and services; rapid technological and market change; our ability to protect our intellectual property rights; our ability to maintain partner, reseller, distribution and vendor support and supply relationships; higher risks in international operations and markets; the impact of increased competition; currency fluctuations; litigation; changes in the market price of our common stock; actions taken by significant stockholders; and/or failure or circumvention of our controls and procedures.  These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

We therefore caution you against relying on any of these forward-looking statements.  Important factors that could cause actual results to differ materially from those in these forward-looking statements are discussed by reference to the factors described in Item 1A, “Risk Factors” of Part I and Items 7 and 7A, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures about Market Risk”, respectively, of Part II in the Company’s most recent Annual Report on Form 10-K, and in the Company’s quarterly reports filed thereafter in Part I, Items 2 and 3 “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk”, and Part II, Item 1A, “Risk Factors”.

Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made.  Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for Sonus to predict all of them.  Sonus undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Sonus is a registered trademark of Sonus Networks, Inc.  All other company and product names may be trademarks of the respective companies with which they are associated.

For more information, please contact:

Patti Leahy 978-614-8440 pleahy@sonusnet.com

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three months ended
	December 31,	September 30,	December 31,
	2011	2011	2010
Revenue:
Product	$47,082	$41,892	$54,118
Service	27,190	24,461	28,861
Total revenue	74,272	66,353	82,979

Cost of revenue:
Product	13,646	11,504	17,805
Service	13,282	12,633	12,491
Total cost of revenue	26,928	24,137	30,296

Gross profit	47,344	42,216	52,683

Gross profit %
Product	71.0%	72.5%	67.1%
Service	51.2%	48.4%	56.7%
Total gross profit %	63.7%	63.6%	63.5%

Operating expenses:
Research and development	17,384	16,231	16,514
Sales and marketing	17,033	14,651	13,211
General and administrative	8,431	10,133	11,119
Restructuring	—	—	387
Total operating expenses	42,848	41,015	41,231

Income from operations	4,496	1,201	11,452
Interest income, net	251	269	182

Income before income taxes	4,747	1,470	11,634
Income tax (provision) benefit	(1,017)	439	(224)

Net income	$3,730	$1,909	$11,410

Earnings per share:
Basic	$0.01	$0.01	$0.04
Diluted	$0.01	$0.01	$0.04

Shares used to compute earnings per share:
Basic	279,293	278,721	276,659
Diluted	279,565	279,324	278,096

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Year ended
	December 31,	December 31,
	2011	2010
Revenue:
Product	$154,373	$146,583
Service	105,323	102,724
Total revenue	259,696	249,307

Cost of revenue:
Product	57,929	48,163
Service	55,646	47,992
Total cost of revenue	113,575	96,155

Gross profit	146,121	153,152

Gross profit %
Product	62.5%	67.1%
Service	47.2%	53.3%
Total gross profit %	56.3%	61.4%

Operating expenses:
Research and development	64,410	62,786
Sales and marketing	59,279	51,033
General and administrative	34,957	49,391
Restructuring	—	1,501
Total operating expenses	158,646	164,711

Loss from operations	(12,525)	(11,559)
Interest income, net	1,287	1,549
Other income, net	—	12

Loss before income taxes	(11,238)	(9,998)
Income tax provision	(1,465)	(693)

Net loss	$(12,703)	$(10,691)

Loss per share:
Basic	$(0.05)	$(0.04)
Diluted	$(0.05)	$(0.04)

Shares used to compute loss per share:
Basic	278,540	275,470
Diluted	278,540	275,470

SONUS NETWORKS, INC.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	December 31,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$105,451	$62,501
Marketable securities	224,090	258,831
Accounts receivable, net	53,126	52,813
Inventory	15,434	22,499
Deferred income taxes	486	408
Other current assets	12,246	16,474
Total current assets	410,833	413,526

Property and equipment, net	22,084	21,284
Intangible assets, net	1,200	1,600
Goodwill	5,062	5,062
Investments	55,427	87,087
Deferred income taxes	1,137	1,271
Other assets	8,972	26,124
	$504,715	$555,954

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$12,754	$16,936
Accrued expenses	21,620	29,999
Current portion of deferred revenue	38,565	42,776
Current portion of long-term liabilities	1,275	338
Total current liabilities	74,214	90,049

Deferred revenue	11,601	42,811
Long-term liabilities	3,599	4,138
Total liabilities	89,414	136,998

Commitments and contingencies

Stockholders equity:
Common stock	279	277
Additional paid-in capital	1,309,919	1,301,285
Accumulated deficit	(902,204)	(889,501)
Accumulated other comprehensive income	7,307	6,895
Total stockholders’ equity	415,301	418,956
	$504,715	$555,954

SONUS NETWORKS, INC.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Year ended
	December 31,	December 31,
	2011	2010
Cash flows from operating activities:
Net loss	$(12,703)	$(10,691)
Adjustments to reconcile net loss to cash flows (used in) provided by operating activities:
Depreciation and amortization of property and equipment	11,629	11,205
Amortization of intangible assets	400	741
Stock-based compensation	7,865	15,285
Loss on disposal of property and equipment	24	106
Deferred income taxes	66	406
Changes in operating assets and liabilities:
Accounts receivable	(217)	(4,689)
Inventory	22,900	(9,506)
Other operating assets	10,562	6,218
Accounts payable	(3,537)	11,539
Accrued expenses and other long-term liabilities	(7,377)	12,587
Deferred revenue	(35,522)	(14,694)
Net cash (used in) provided by operating activities	(5,910)	18,507

Cash flows from investing activities:
Purchases of property and equipment	(13,173)	(17,295)
Purchase of intangible assets	—	(2,000)
Purchases of marketable securities	(219,800)	(392,343)
Sale/maturities of marketable securities	282,041	330,374
Increase in restricted cash	(310)	—
Net cash provided by (used in) investing activities	48,758	(81,264)

Cash flows from financing activities:
Proceeds from sale of common stock in connection with employee stock purchase plan	1,513	1,353
Proceeds from exercise of stock options	818	976
Payment of tax withholding obligations related to net share settlements of restricted stock awards	(1,439)	(2,385)
Principal payments of capital lease obligations	(88)	(221)
Net cash provided by (used in) financing activities	804	(277)

Effect of exchange rate changes on cash and cash equivalents	(702)	212

Net increase (decrease) in cash and cash equivalents	42,950	(62,822)
Cash and cash equivalents, beginning of year	62,501	125,323
Cash and cash equivalents, end of year	$105,451	$62,501

SONUS NETWORKS, INC.

Supplemental Information

(In thousands)

(unaudited)

The following tables provide the details of stock-based compensation and amortization of intangible assets included in the Company’s Condensed Consolidated Statements of Operations (unaudited) and the line items in which these amounts are reported.  Additional information regarding these items is available in the Investor Relations section of our website at http://www.sonusnet.com.  The information contained on our website or that can be accessed through our website should not be considered to be part of, or incorporated into, this press release.

	Three months ended
	December 31,	September 30,	December 31,
	2011	2011	2010
Stock-based compensation
Cost of revenue - product	$81	$100	$104
Cost of revenue - service	171	258	401
Cost of revenue	252	358	505

Research and development expense	480	505	626
Sales and marketing expense	349	408	597
General and administrative expense	476	796	1,147
Operating expense	1,305	1,709	2,370

Total stock-based compensation	$1,557	$2,067	$2,875

Amortization of intangible assets
Cost of revenue - product	$—	$—	$228
Research and development	100	100	100
Total amortization of intangible assets	$100	$100	$328

	Year ended
	December 31,	December 31,
	2011	2010
Stock-based compensation
Cost of revenue - product	$398	$369
Cost of revenue - service	1,203	1,620
Cost of revenue	1,601	1,989

Research and development expense	2,045	2,514
Sales and marketing expense	1,817	2,661
General and administrative expense	2,402	8,121
Operating expense	6,264	13,296

Total stock-based compensation	$7,865	$15,285

Amortization of intangible assets
Cost of revenue - product	$—	$341
Research and development	400	400
Total amortization of intangible assets	$400	$741

SONUS NETWORKS, INC.

Reconciliation Between GAAP and Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(unaudited)

The tables below include non-GAAP financial measures derived from our Condensed Consolidated Statements of Operations (unaudited).  These non-GAAP financial measures of Gross profit, Gross margin, Operating expenses, Net income (loss) and Earnings (loss) per share are not presented in accordance with, nor are they intended to be a substitute for, accounting principles generally accepted in the United States of America (“GAAP”).  In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies.  The non-GAAP financial measures described below should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods and determining payments under compensation programs.  We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods.  These items for the periods presented are Stock-based compensation expense, Amortization of intangible assets and Restructuring.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool.  In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Three months ended
		December 31,	September 30,	December 31,
	Notes	2011	2011	2010

GAAP Gross profit		$47,344	$42,216	$52,683
Stock-based compensation expense	A	252	358	505
Amortization of intangible assets	B	—	—	228
Non-GAAP Gross profit		$47,596	$42,574	$53,416

GAAP Gross margin		63.7%	63.6%	63.5%
Stock-based compensation expense	A	0.4%	0.6%	0.6%
Amortization of intangible assets	B	0.0%	0.0%	0.3%
Non-GAAP Gross margin		64.1%	64.2%	64.4%

GAAP Operating expenses		$42,848	$41,015	$41,231
Stock-based compensation expense	A	(1,305)	(1,709)	(2,370)
Amortization of intangible assets	B	(100)	(100)	(100)
Restructuring	C	—	—	(387)
Non-GAAP Operating expenses		$41,443	$39,206	$38,374

GAAP Net income		$3,730	$1,909	$11,410
Stock-based compensation expense	A	1,557	2,067	2,875
Amortization of intangible assets	B	100	100	328
Restructuring	C	—	—	387
Non-GAAP Net income		$5,387	$4,076	$15,000

Earnings per share
GAAP Earnings per share *		$0.01	$0.01	$0.04
Non-GAAP Earnings per share *		$0.02	$0.01	$0.05

Shares used to compute earnings per share *		279,565	279,324	278,096

*  In periods of net income, diluted earnings per share is presented.

SONUS NETWORKS, INC.

Reconciliation Between GAAP and Non-GAAP Financial Measures

(In thousands, except percentages and per share amounts)

(unaudited)

The tables below include non-GAAP financial measures derived from our Condensed Consolidated Statements of Operations (unaudited). These non-GAAP financial measures of Gross profit, Gross margin, Operating expenses, Net income (loss) and Earnings (loss) per share are not presented in accordance with, nor are they intended to be a substitute for, accounting principles generally accepted in the United States of America (“GAAP”). In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. The non-GAAP financial measures described below should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods and determining payments under compensation programs. We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods. These items for the periods presented are Stock-based compensation expense, Amortization of intangible assets and Restructuring.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Year ended
		December 31,	December 31,
	Notes	2011	2010

GAAP Gross profit		$146,121	$153,152
Stock-based compensation expense	A	1,601	1,989
Amortization of intangible assets	B	—	341
Non-GAAP gross profit		$147,722	$155,482

GAAP Gross margin		56.3%	61.4%
Stock-based compensation expense	A	0.6%	0.9%
Amortization of intangible assets	B	0.0%	0.1%
Non-GAAP Gross margin		56.9%	62.4%

GAAP Operating expenses		$158,646	$164,711
Stock-based compensation expense	A	(6,264)	(13,296)
Amortization of intangible assets	B	(400)	(400)
Restructuring	C	—	(1,501)
Non-GAAP Operating expenses		$151,982	$149,514

GAAP Net loss		$(12,703)	$(10,691)
Stock-based compensation expense	A	7,865	15,285
Amortization of intangible assets	B	400	741
Restructuring	C	—	1,501
Non-GAAP Net income (loss)		$(4,438)	$6,836

Earnings (loss) per share *
GAAP Earnings (loss) per share *		$(0.05)	$(0.04)
Non-GAAP Earnings (loss) per share *		$(0.02)	$0.02

Shares used to compute earnings (loss) per share *
Shares used to compute loss per share *		278,540	275,470
Shares used to compute diluted earnings per share *		N/A	277,126

* In periods of net income, diluted earnings per share is presented.

SONUS NETWORKS, INC.

Reconciliation Between GAAP and Non-GAAP Financial Measures

(In millions, except percentages and per share amounts)

(unaudited)

The following tables include non-GAAP measures provided as outlook for the three months ended March 30, 2012 and the year ended December 31, 2012 derived from our GAAP (accounting principles generally accepted in the United States) 2012 outlook. This non-GAAP outlook for gross margin, operating expenses and earnings (loss) per share is not presented in accordance with, nor is it intended to be a substitute for, GAAP. In addition, our presentations of these measures may not be comparable to similarly titled measures used by other companies. The non-GAAP measures provided as outlook should not be considered alternatives for, or in isolation from, the financial information prepared and presented in accordance with GAAP.

We use a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of our business, in making operating decisions, planning and forecasting future periods and determining payments under compensation programs. We consider the use of these non-GAAP financial measures helpful in assessing the core performance of our continuing operations and liquidity, and when planning and forecasting future periods. These items for the periods presented are Stock-based compensation expense and Amortization of intangible assets.

Investors are cautioned that there are material limitations associated with the use of non-GAAP financial measures as an analytical tool. In particular, many of the adjustments to the Company’s GAAP financial measures reflect the exclusion of items that are recurring and will be reflected in the Company’s financial results for the foreseeable future.

		Three months ended
		March 30, 2012 (A)
	Notes	Range

Revenue		$57	$59

Gross margin
GAAP outlook		61.1%	62.2%
Stock-based compensation	A	0.9%	0.8%
Non-GAAP outlook		62.0%	63.0%

Operating expenses
GAAP outlook		$44.2	$45.2
Stock-based compensation	A	(1.1)	(1.1)
Amortization of intangible assets	B	(0.1)	(0.1)
Non-GAAP outlook		$43.0	$44.0

Earnings (loss) per share
GAAP outlook		$(0.04)	$(0.03)
Stock-based compensation expense	A	0.01	0.01
Amortization of intangible assets	B	—	—
Non-GAAP outlook		$(0.03)	$(0.02)

		Year ended
		December 31, 2012
		Range

Revenue		$270	$280

Gross margin
GAAP outlook		58.2%	60.2%
Stock-based compensation	A	0.8%	0.8%
Non-GAAP outlook		59.0%	61.0%

Operating expenses
GAAP outlook		$172.1	$177.1
Stock-based compensation	A	(6.7)	(6.7)
Amortization of intangible assets	B	(0.4)	(0.4)
Non-GAAP outlook		$165.0	$170.0

Earnings (loss) per share
GAAP outlook		$(0.05)	$(0.04)
Stock-based compensation expense	A	0.03	0.03
Amortization of intangible assets	B	—	—
Non-GAAP outlook		$(0.02)	$(0.01)

(A)  Effective fiscal 2012, the Company will report its first, second and third quarters of each fiscal year on a 4-4-5 basis.  The Company’s fiscal year-end will continue to be December 31.

SONUS NETWORKS, INC.

Notes to Reconciliation Between GAAP and Non-GAAP Financial Measures

(unaudited)

A

Stock-based compensation is different from other forms of compensation, as it is a non-cash expense. A cash salary or bonus has a fixed and unvarying cash cost. In contrast, the expense associated with the award of an option is generally unrelated to the amount of cash ultimately received by the employee, and the cost to us is based on a stock-based compensation valuation methodology and underlying assumptions that may vary over time. We believe that excluding non-cash stock-based compensation expense from our operating results enables the readers of our financial statements to more accurately compare our operating results to our historical results and to other companies in our industry.

B

On January 15, 2010, we entered into an intellectual property asset purchase and license agreement with Winphoria, Inc. (“Winphoria”) and Motorola, Inc. (“Motorola”) to purchase certain of Winphoria’s software code and related patents and licensed certain other intellectual property from Winphoria and Motorola. The purchase price included an initial payment of $2.0 million and future potential royalty payments dependent upon future sales of certain of our products that include the Winphoria technology that was purchased or licensed. In connection with this transaction we recorded identifiable intangible assets which we have classified as developed technology and that will be amortized on a straight-line basis over five years, the expected useful life of the technology. The amortization expense for these identifiable intangible assets is included in Amortization of intangible assets.

On April 13, 2007, we completed our acquisition of Zynetix Limited (“Zynetix”), a privately-held designer of innovative Global System for Mobile Communications infrastructure solutions located in the United Kingdom. In connection with this acquisition we recorded intangible assets consisting of customer relationships, intellectual property and a trade name. A portion of the Intellectual property was allocated to the Sonus reporting unit. During the third quarter of fiscal 2008, we committed to a plan to sell Zynetix, and completed the sale transaction on November 26, 2008. The amortization expense for the intellectual property allocated to the Sonus reporting unit is included in Amortization of intangible assets in the fiscal 2010 periods presented.

We believe that excluding the non-cash amortization of intangible assets facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.

C

We recorded restructuring expense of $1.5 million, of which $0.4 million was related to closing our office in Ottawa, Canada and $1.1 million was for a workforce reduction initiative that reduced our workforce by 12 employees. We believe that excluding these restructuring expenses facilitates the comparison of our financial results to our historical operating results and to other companies in our industry and provides meaningful information regarding our liquidity.